Exhibit 23.1

Board of Directors and Shareholders of
Sunburst Acquisitions V, Inc.

Consent of Independent Registered Public Accounting Firm

We hereby consent to your reference of our audit report dated April 17, 2018 on the financial statements as of December 31, 2017 and 2016, and for the years then ended for Sunburst Acquisitions V, Inc. that are incorporated in the Company's registration statement on Form S-1 Amendment No. 1.

/s/ WWC, P.C.
San Mateo, California	WWC, P.C.
May 11, 2018	Certified Public Accountants